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                                                                    EXHIBIT 10.9

                         ANC TECHNOLOGY OPTION AGREEMENT


                  This ANC TECHNOLOGY OPTION AGREEMENT, dated as of June ___, 1999, (this "Agreement") is between AMERICAN NATIONAL CAN GROUP, INC., a Delaware corporation ("ANC Group"), and PECHINEY, a corporation (societe anonyme) organized and existing under the laws of the Republic of France ("Pechiney").

                  WHEREAS, ANC Group owns or controls certain patents listed on Exhibit A hereto relating to, but not limited to, drawn and wall-ironed aluminum can forming technology that may be useful in Pechiney's non-beverage can business (the "ANC Technology"); and

                  WHEREAS, ANC Group wishes to provide Pechiney with, and Pechiney wishes to have, access to the ANC Technology, upon request, and subject to the terms of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

                  SECTION 1. Request to License ANC Technology. (a) ANC Group and Pechiney agree that, if Pechiney requests in writing access to the ANC Technology within two years following the date of this Agreement, ANC Group and Pechiney shall enter into a non-exclusive license agreement relating to the ANC Technology, at market rates (or a reasonably equivalent rate agreed to by the parties in good faith) and substantially in the same form as the License Agreement attached hereto as Exhibit B.

                  (b) If ANC Group and Pechiney are unable to agree in good faith upon the rate and related financial terms for the license of the ANC Technology within [60] calendar days following ANC Group's receipt of Pechiney's written request for access, the parties will submit the unresolved terms to an independent expert to be mutually agreed by the parties for review and determination. The parties shall cause such expert to review the unresolved terms as promptly as practicable. The independent expert shall issue a written report of its review, and the determination of the terms resolved shall be conclusive and binding on ANC Group and Pechiney.

                  SECTION 2. Duration; Termination. This Agreement shall terminate 2 years from the date of the Agreement and thereafter shall be of no further force and effect. Notwithstanding the immediately preceding sentence, either party may terminate this Agreement upon the occurrence of a "Change of Control Event" involving the other party. With respect to each party, a "Change of Control Event" shall mean a transaction involving (i) a sale of all or a substantial portion of such party's assets (ii) a sale of 50% or more of such party's capital stock or (iii) a merger in which such party is not the surviving entity. The party seeking to terminate



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this Agreement shall deliver notice of such termination within 14 calendar days of receiving written notice of such Change of Control Event from the other party.

                  SECTION 3. Non-Exclusivity. Nothing in this Agreement shall restrict the right of ANC Group to enter into agreements or arrangements with any third party in respect of the ANC Technology.

                  SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

                  SECTION 5. Arbitration. (a) Any controversy, claim or dispute arising out of or in connection with this Agreement or the breach, termination, enforceability or validity hereof, including without limitation the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 5, shall be fully and finally determined exclusively by binding arbitration in accordance with the rules of the International Chamber of Commerce (the "ICC Rules"). The seat of the arbitration shall be the Paris, France. The arbitral tribunal shall be comprised of three arbitrators appointed in accordance with the ICC Rules.

                  (b) No provision of, nor the exercise of any rights under, this Section 5 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the County of New York, State of New York (which shall have exclusive jurisdiction for purposes of this Section 5(b)) before, during or after the pendency of any arbitration, solely for the purpose of seeking provisional remedies in aid of the arbitration, including, but not limited to, injunctive relief, in accordance with the ICC Rules. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right.

                  (c) Judgment upon any award rendered during arbitration may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the of County of New York, State of New York for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  (d) Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees.

                  SECTION 6. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 7. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and



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therein and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof.

                  SECTION 8. Assignment. This Agreement or any rights or obligations arising hereunder may not be assigned by operation of law or otherwise without the express written consent of ANC and Pechiney (which consent may be granted or withheld in the sole discretion of ANC and Pechiney).

                  SECTION 9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.




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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.


                                              PECHINEY


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                              AMERICAN NATIONAL CAN GROUP, INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:




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                                                                       EXHIBIT A


                 [Schedule of specific Patents to be attached.]




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                                                                       EXHIBIT B


                 [The form of License Agreement to be attached.]